SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported) December 19, 2000 (December 18, 2000)
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                      ATLANTIC EXPRESS TRANSPORTATION CORP.
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               (Exact name of Registrant as specified in charter)

        New York                     0-24247                     13-3923467
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(State or other jurisdic-          (Commission                 (IRS Employer
 tion of incorporation)            File Number)              Identification No.)

7 North Street, Staten Island, New York                              10302
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (718) 442-7000
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Item 5.  Other Events

      On December 18, 2000, Atlantic Express Transportation Corp. (the "Company), announced the successful completion of the solicitation of the consent of the holders of the majority of the principal amount of the its outstanding 10 3/4% Senior Secured Notes due 2004 ("Notes") in connection with proposed amendments to the Indenture governing the Notes. The solicitation of consents was made pursuant to the Company's offer to purchase and consent solicitation statement, dated November 23, 2000 and related consent and letter of transmittal.

      Under the terms of the consent solicitation: (i) the solicitation consents have terminated as of 5 p.m. New York City time on December 18, 2000, (ii) the consents may no longer be revoked; and (iii) the holders who have not fully delivered their consents will not be entitled to receive the consent payment as defined in the offer to purchase and consent solicitation statement.

      The Company's offer to purchase up to $30,000,000 aggregate principal amount of its outstanding Notes for $1,000 in cash per $1,000 face amount of the Notes, plus interest at per annum rate of 10 3/4% from and including August 21, 2000, remains open under its original terms. The offer to purchase and withdrawal rights will expire at 5 p.m. New York City time on December 21, 2000, unless extended by the Company.

      The terms of the offer by the Company to purchase the Notes and the related consent solicitations is briefly summarized in this Form 8-K - for a more detailed description of the offer by the Company to purchase the Notes see the form of our press release attached hereto as Exhibit 99.1, dated December 18, 2000, and our Form 8-K, dated November 27, 2000, which is incorporated by reference to this Form 8-K.


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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

            99.1 Press release of Atlantic Express Transportation Corp. dated December 18, 2000


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ATLANTIC EXPRESS TRANSPORTATION CORP.

December 19, 2000                        By: \s\ Nathan Schlenker
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                                                 Nathan Schlenker, CFO


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